EXHIBIT 1

JOINT FILING AGREEMENT

Joint Filing Agreement, dated February 11, 2014, entered into by Crédit Agricole S.A., Crédit Agricole Corporate and Investment Bank, Crédit Agricole GlobalPartners, Inc. and Crédit Agricole Leasing (USA) Corp. (incorporated by reference to Exhibit 1 to the Statement on Schedule 13G, filed by the Reporting Persons on February 11, 2014).